UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2021

HUBBELL INCORPORATED

(Exact name of registrant as specified in its charter)

Connecticut	1-2958	06-0397030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Waterview Drive Shelton, Connecticut	06484
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (475) 882-4000

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - par value $0.01	HUBB	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01	Other Events.

On October 26, 2021, Hubbell Incorporated, a Connecticut corporation (“Hubbell”), announced the execution of a definitive agreement to sell its Commercial and Industrial Lighting business to GE Current, a Daintree company, for a cash purchase price of $350 million, subject to customary adjustments with respect to working capital and net indebtedness. The transaction is subject to customary closing conditions, including regulatory approvals, and is expected to close in the first quarter of 2022. A copy of Hubbell’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 26, 2021

104	Cover Page Interactive Data File (formatted as Inline XBRL)

Forward Looking Statements

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements about expectations regarding our financial results, condition and outlook, anticipated end markets, near-term volume, continued opportunity for operational improvement, our ability to drive consistent and differentiated performance, the impact of our high quality portfolio of electrical solutions and utility solutions with strong brand value and best in class reliability, our projected financial results, the timing of the pending sale of the Commercial and Industrial Lighting business to GE Current, the expected proceeds and the anticipated use of net proceeds of such sale, as well as other statements that are not strictly historic in nature. In addition, all statements regarding anticipated growth, changes in operating results, market conditions and economic conditions are forward-looking, including those regarding the adverse impact of the COVID-19 pandemic on Hubbell’s end markets. These statements may be identified by the use of forward-looking words or phrases such as “believe”, “expect”, “anticipate”, “plan”, “estimated”, “target”, “should”, “could”, “may”, “subject to”, “continues”, “growing”, “projected”, “if”, “potential”, “will likely be”, and similar words and phrases. Such forward-looking statements are based on our current expectations and involve numerous assumptions, known and unknown risks, uncertainties and other factors which may cause actual and future performance or Hubbell’s achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: the scope and duration of the COVID-19 pandemic and its impact on global economic systems, our employees, sites, operations, customers, and supply chain; the outcome of contingencies or costs compared to amounts provided for such contingencies, including those with respect to pension withdrawal liabilities; achieving sales levels to meet revenue expectations; unexpected costs or charges, certain of which may be outside Hubbell’s control; the effects of tariffs and other trade actions taken by the U.S. and other countries; changes in demand for our products, as well as product sales prices and material costs; expected benefits of productivity improvements and cost reduction actions; effects of unfavorable foreign currency exchange rates; the impact of U.S. tax reform legislation; general economic and business conditions; the impact of and the ability to complete and integrate strategic acquisitions; the impact of certain divestitures; the ability to effectively develop and introduce new products, expand into new markets and deploy capital; the consummation and timing of, and the benefits and costs of, the pending sale of the Commercial and Industrial Lighting business to GE Current, which are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements and other factors described in our Securities and Exchange Commission filings, including the “Business”, “Risk Factors”, and “Quantitative and Qualitative Disclosures about Market Risk” Sections in the Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Reports on Form 10-Q, including the risk that the parties fail to obtain the required regulatory approvals for the pending sale of the Commercial and Industrial Lighting business to GE Current, the risk that the other conditions to closing of the pending sale do not occur or do not occur on the expected timeframe, and the risk of the occurrence of any other event, change or circumstance that could delay the pending sale or result in the termination of the sale agreement with respect to the pending sale.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUBBELL INCORPORATED

By:	/s/ Katherine A. Lane
Name:	Katherine A. Lane
Title:	Senior Vice President, General Counsel and Secretary

Date: October 26, 2021